Exhibit T3A.25

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:30 AM 09/25/1992
722269075 — 2310640
CERTIFICATE OF INCORPORATION
OF
THE CIT GROUP/CONSUMER FINANCE, INC.
     We, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:
     FIRST: The name of the corporation (hereinafter called the Corporation) is THE CIT GROUP/CONSUMER FINANCE, INC.
     SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The total number of shares of stock of all classes which the Corporation shall have authority to issue is 100 shares of Common Stock, no par value per share.
     FIFTH: The minimum amount of capital with which the Corporation will commence business is Three-Hundred Thousand Dollars ($300,000.00).

     SIXTH: The names and mailing addresses of the incorporators and the persons who are to serve as the directors of the Corporation until their successors are elected and qualified are as follows:

Name	Mailing Address

J. J. Egan, Jr.	650 CIT Drive Livingston, NJ 07039

J. C. Larsen	650 CIT Drive Livingston, NJ 07039

J. M. Leone	650 CIT Drive Livingston, NJ 07039
     SEVENTH: The Corporation is to have perpetual existence.
     EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:
     (a) to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors;
     (b) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

     (c) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of said laws, of the Certificate of Incorporation as from time to time amended of the Corporation and of its By-laws.
     NINTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.
     TENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     IN WITNESS WHEREOF, We, the undersigned, being the incorporators hereinbefore named, do hereby execute this Certificate of Incorporation this 24th day of September, 1992.

/s/ J. J. Egan, Jr. J. J. Egan, Jr.

/s/ J. C. Larsen J. C. Larsen

/s/ J. M. Leone J. M. Leone

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF ESSEX	)
     On the 24th day of September, 1992, personally appeared before me, a Notary Public in and for the State of New Jersey, J. J. Egan, Jr., J. C. Larsen and J. M. Leone, all of whom are personally known to me and known to me to be the persons who signed the foregoing Certificate of Incorporation, and each of whom acknowledged to me that said Certificate was his respective act and deed and that the facts stated therein are true.

/s/ Janet L. Salomon
Notary Public

JANET L. SALOMON
NOTARY PUBLIC OF NEW JERSEY
(NOTARIAL SEAL)	My Commissions Exp. April 18, 1994